Exhibit 10.9

Internet Financial Platform Transfer Agreement

Party A: Sichuan Cheng He Xin Investment Financing Information Consultation Co., Ltd

Uniform Social Credit Code: 91510106584971854T

Party B: Sichuan Senmiao Ronglian Technology Limited

Uniform Social Credit Code: 91510000309351968T

Whereas:

1. Party A, the transferor, a limited liability company duly incorporated and validly existing according to Chinese laws, intends to transfer its assets, including the internet financial platform, team, resources, management system, and business model due to adjustment of its overall business orientation.

2. Party B, the transferee, a limited liability company duly incorporated and validly existing according to Chinese laws, as an internet technology company, has confidence in the future development of the internet financial industry, and intends to enter the internet financial industry. In consideration of the disadvantages in the cost and time of setting up an internet financial platform and team, it intends to acquire the assets related to internet financial business operated by Party A for the purpose of rapidly entering the internet financial industry.

In accordance with the Contract Law of the People’s Republic of China and other laws and regulations, Party A and Party B agree to transfer the internet financial platform “ihongsen”, the team, resources, management system, and business model solely and legally owned by Party A to Party B through friendly negotiation, and enter into the agreement as follows:

Article 1 Agreement Content

In order to ensure the normal operation of Party A’s website, Party A agrees to transfer the ownership of the website and other relevant assets to Party B; the scope of the transfer includes but not limited to the website as well as the intellectual property to the website and the data on the website.

Party B agrees to acquire the ownership of the internet financial platform and other relevant assets transferred by Party A based on multiple surveys.

Party A shall continue to provide assistance in taking over the management on the platform for Party B after transfer of the platform for 3 months.

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Article 2 Subject Assets

1. Website domain: hscfzx.cn/ihongsen.com/ihongsen.cn;

2. Website Registration Number: Shu ICP Registration No. 13015483;

3. Website operating system, server login account number and password;

4. Employees in departments with regard to website operation;

5. Resources for website operation;

6. Management system established for website operation;

7. Business model of website operation;

Article 3 Transfer Price

Party B shall pay Party A the amount for acquisition of the website after acquisition of Party A’s website. Party A and Party B agree that Party B makes the payment for transfer of the website in two installments to Party A.

The initial payment in an amount of RMB sixty million yuan in words only (¥ 60,000,000.00) shall be paid by Party B to Party A within ten business days upon fully transfer of the foregoing subject assets to Party B.

Party B shall retain an unrelated third party institution to evaluate the relevant assets transferred by Party A and determine the final purchase price prior to the final payment.

Party A and Party B execute a supplementary agreement according to the final price; therefore, the amount of the initial payment which has been paid shall be refunded or additionally paid accordingly.

Payment account designated by Party A:

Bank Name: Chengdu Oucheng Sub-branch, Agricultural Bank of China

Account Name: Sichuan Cheng He Xin Investment Financing Information Consultation Co., Ltd

Account No.: 22872901040003406

Article 4 Party A’s Rights and Obligations

Party A shall ensure its independent and legal ownership of the website and other related assets upon transfer;

Party A shall deliver all relevant documents and registration materials related to the website; if the registration of change in the ownership of the website with competent authorities is required, Party A shall actively cooperate with Party B on handling the formalities.

Party A has the right to collect the payment for transfer of the website from Party B as agreed herein.

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Article 5 Party B’s Rights and Obligations

Party B shall change all of Party A’s information on the website as well as the registration information of all related third parties within 30 business days upon signing of this Agreement;

Party B may continue the operation of the website under Party A’s name;

Party B has the right to charge the users of the website, and shall provide relevant services for the users of the website on a timely basis;

Party B shall be fully responsible for Party A’s labor costs and the expenses as agreed on a timely basis;

Party B shall be fully responsible for the expenses of the server and space of all users of Party A, as well as the fees for renewal of the domain upon transfer.

Article 6 Miscellaneous

Party A shall deliver the authority related to the website to Party B within 5 days upon the effectiveness of this Agreement;

For the purpose of this Agreement, the legal acquisition of the administration authority means both parties’ free-will transfer and the legal change (if required for registration according to law, subject to the registration) of the ownership of the subject matter under this Agreement.

Subject to the change in the owner of the website, all liabilities of the website incurred prior to the transfer shall have nothing to do with Party B, and shall be borne by Party A.

Relevant services provided by Party A for the users of the website will be provided by Party B thereafter; Party B will charge Party A’s users according to the original terms and conditions.

Party A agrees to change the registration information of the website to that concerning Party B upon signing of this Agreement.

Article 7 Exemption Conditions

Each party shall be exempt from any responsibility for the service interruption due to telecommunication sectors’ maintenance;

Each party shall be exempt from any responsibility for the service interruption due to force majeure, such as adjustment on national policies and regulations, natural disasters etc.

Article 8 Dispute Resolution

Any disputes arising from this Agreement or in connection with the execution thereof shall be settled through negotiation under the principle of mutual benefits; should no settlement be reached, the case shall be submitted to the People’s Court in Wuhou District, Chengdu for litigation application.

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Article 9 Force Majeure

In case of any force majeure event, the party claiming that force majeure has occurred must advise the other party in writing within 5 business days; in addition, neither party shall be liable for each other.

Article 10 Supplementary Provisions

This Agreement shall come into effect upon affixing the signature and seal of the both parties; it is executed in duplicate; each party holds one, having the same legal effect.

Party A: Sichuan Cheng He Xin Investment Financing Information Consultation Co., Ltd. (Seal)

Representative (Signature):

Party B (Seal): Sichuan Senmiao Ronglian Technology Limited (Seal)

Representative (Signature):

Date: Signed on September 25, 2016 in Chengdu, Sichuan Province

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